Exhibit 99.1

HEWLETT-PACKARD COMPANY

MARK HURD EMPLOYMENT AGREEMENT

This Agreement is entered into as of March 29, 2005 by and between Hewlett-Packard Company (the “Company”) and Mark Hurd (“Executive”).

1.                                       Duties and Scope of Employment.

(a)                                  Positions and Duties.  As of April 1, 2005 (the “Effective Date”), Executive will serve as President and Chief Executive Officer, reporting to the Company’s Board of Directors (the “Board”).  Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as will reasonably be assigned to him by the Board.  The period Executive is employed by the Company under this Agreement is referred to herein as the “Employment Term”.

(b)                                 Board Membership.  Executive will be appointed to serve as a member of the Board as of the Effective Date.  Thereafter, at each annual meeting of the Company’s stockholders during the Employment Term, the Company will nominate Executive to serve as a member of the Board.  Executive’s service as a member of the Board will be subject to any required stockholder approval.  Upon the termination of Executive’s employment for any reason, Executive will be deemed to have resigned from the Board (and any boards of subsidiaries) voluntarily, without any further required action by the Executive, as of the end of the Executive’s employment and Executive, at the Board’s request, will execute any documents necessary to reflect his resignation.

(c)                                  Obligations.  During the Employment Term, Executive will devote Executive’s full business efforts and time to the Company and will use good faith efforts to discharge Executive’s obligations under this Agreement to the best of Executive’s ability.  For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the Board (which approval will not be unreasonably withheld); provided, however, that Executive may, without the approval of the Board, serve in any capacity with any civic, educational, or charitable organization, provided such services do not interfere with Executive’s obligations to Company.  This Agreement will not take effect until Executive obtains an agreement, in a form acceptable to the Company, from the Board of Directors of NCR Corporation (the “Current Employer”) stating that any non-competition agreements entered into between Executive and the Current Employer, including, but not limited to, the letter agreement dated March 6, 2003 between Executive and the Current Employer will not be enforced by the Current Employer during his employment with Company.

2.                                       At-Will Employment.  Executive and the Company agree that Executive’s employment with the Company constitutes “at-will” employment.  Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.  However, as described in this Agreement, Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.

3.                                       Term of Agreement.  This Agreement will have an initial term of four (4) years commencing on the Effective Date.

4.                                       Compensation.

(a)                                  Base Salary.  As of the Effective Date, the Company will pay Executive an annual salary of $1,400,000 as compensation for his services (such annual salary, as is then effective, to be referred to herein as “Base Salary”).  The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings.  Executive’s salary will be subject to review by the HR/Compensation Committee of the Board, or any successor thereto (the “Committee”) not less than annually, and adjustments will be made in the discretion of the Committee.  Notwithstanding the foregoing, the Base Salary will not be reduced other than pursuant to a reduction that also is applied to substantially all other executive officers of the Company and that reduces the Base Salary by a percentage reduction that is no greater than the percentage reduction applied to substantially all other executive officers.

(b)                                 Annual Incentive.  Executive will be eligible to receive annual cash incentives payable for the achievement of performance goals established by the Committee.  Executive’s target annual incentive will be at least 200% of Base Salary, with a maximum target opportunity of 600% of Base Salary assuming performance goals are achieved.  The actual earned annual cash incentive, if any, payable to Executive for any performance period will depend upon the extent to which the applicable performance goal(s) specified by the Committee are achieved and will be decreased or increased for under- or over-performance.  Except as specifically provided herein, Executive’s annual cash incentive will be subject to the terms and conditions of the Company’s Pay for Results Plan or any successor thereto, including payment date and continued employment obligations.  Currently these incentives are calculated and paid on a fiscal half-year basis.  For the second half of fiscal year 2005 and the first half of fiscal year 2006, all performance goals will be deemed to have been achieved at target.  Any incentive earned during the first half of fiscal 2005 will be pro-rated based on the hire date (calculated by multiplying any annual incentive earned by Executive by a fraction with a numerator equal to the number of days between the Effective Date and the end of the calendar year and a denominator equal to 365).

(c)                                  Long-Term Incentives.

(i)             Long-Term Ongoing Performance Cash Incentive.  Executive will be eligible to receive long-term performance cash incentives at a level at least equal to 300% of Base Salary with a maximum award level of 900% of Base Salary, pro-rated for mid-plan entry in all existing cycles.  Any long-term incentive will be subject to terms and conditions of the Company’s Long-Term Cash Performance Plan (which is part of the Company’s 2004 Stock Incentive Plan), or any successor thereto, and the Committee’s standard terms and conditions for the applicable type of award, including vesting criteria such as continued service or performance objectives.  For the first year of the first full performance cycle (that begins May 1, 2005), it will be assumed that any applicable performance goals were achieved at target.

(ii)          Stock Options.  Executive will be granted a stock option to purchase 700,000 shares of Company common stock at an exercise price equal to the average of the highest and lowest quoted sales price on the New York Stock Exchange (“NYSE”) for the common stock of the Company on the Effective Date (the “Initial Option”).  The Initial Option, except as provided in this Agreement, will be subject to the terms, definitions and provisions of the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) and will be scheduled to vest at a rate of twenty-five percent (25%) on each anniversary of the grant over four (4) years assuming Executive’s continued employment with the Company.  If Executive is terminated for reasons other than Cause, Executive’s Initial Option will become fully vested and will remain exercisable until the earlier of the date provided in the applicable stock option agreement or under any applicable work force reduction policy adopted by the Company from time to time.  The Initial Option will have a maximum term of eight (8) years.

(d)                                 One-Time Make-Up Grants: Restricted Stock and Options.  In order to make up for compensation forfeited from his former employer when Executive joins the Company, Executive will be granted a stock option and shares of restricted common stock of the Company.  The stock option will cover 450,000 shares of Company common stock at an exercise price equal to the average of the highest and lowest quoted sales price on the NYSE for the common stock of the Company on the Effective Date.  The restricted stock grant will be for 400,000 shares of Company common stock.  The restricted stock and option will be granted under the Company’s 2004 Plan, and except as provided in this Agreement will be governed by the terms of the 2004 Plan and will be scheduled to vest at a rate of thirty-three and a third percent (33.3%) on each anniversary of the grant over three (3) years assuming Executive’s continued employment with the Company.  The option will have a maximum term of eight (8) years.  If Executive is terminated for reasons other than Cause, Executive’s stock option will become fully vested and will remain exercisable until the earlier of the date provided in the applicable stock option agreement or under any applicable work force reduction policy adopted by the Company from time to time.  Upon his termination without Cause, an additional number of shares of Executive’s unvested restricted stock will vest on a pro-rata basis.  This will be calculated separately for each vesting tranche by (i) multiplying the number of unvested shares in the tranche by a fraction with a numerator equaling the number of whole months that have elapsed from the Effective Date to the Date of Termination and a denominator equal to twelve (12) for those shares scheduled to vest during the first year of the grant, a denominator equal to twenty-four (24) for those shares scheduled to vest during the second year of the grant and a denominator equal to thirty-six (36) for those shares scheduled to vest during the third year of the grant and then (ii) subtracting the number of shares in that tranche that previously vested.

(e)                                  Signing Bonus.  Within thirty (30) days of the Effective Date, Executive will receive a signing bonus equal to $2,000,000 (the “Signing Bonus”).  If Executive is terminated for Cause within two (2) years of the Effective Date, Executive will return to the Company an amount equal to the Signing Bonus multiplied by a fraction with the numerator equaling the number of whole months that have elapsed from the Effective Date to the Date of Termination and a denominator equal to twenty-four (24).

(f)                                    Price Protection.  Executive will be reimbursed for declines in the per share fair market value of the Current Employer’s common stock (“Price Protection”).  The Price Protection will only apply to 850,184 shares covered by Executive’s vested options issued by the Current Employer prior to March 24, 2005.  The Price Protection is limited to declines of value of twenty percent (20%) or less.  If the decline of value is greater than twenty percent (20%), Executive will be reimbursed only for the first twenty percent (20%) of the common stock’s decline in value.  For purposes of this section, “per share fair market value” will mean the highest closing price during the five (5) full trading days on the NYSE immediately preceding the public announcement of Executive’s resignation from his current position.  The Price Protection will end and be paid upon the earlier of Executive’s sale of the underlying shares of common stock or ninety (90) days after Executive’s last day of employment with the Current Employer.

(g)                                 Relocation Benefit.  In accordance with Company’s relocation policy, Executive will receive the standard Company relocation package with the following adjustments: (i) temporary housing for up to one (1) year; (ii) no limit on the weight of household goods shipped, and the number of cars covered will be three (3); (iii) a four (4) year mortgage interest subsidy; (iv) the storage of household goods for up to one (1) year, and (v) a relocation allowance of $2,750,000 (the “Relocation Allowance”), with Executive receiving such Relocation Allowance in lieu of the relocation allowance otherwise provided for under the Company’s relocation policy.

5.                                       Employee Benefits.

(a)                                  Generally.   Executive will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies, and arrangements that are applicable to other executive officers of the Company, as such plans, policies, and arrangements may exist from time to time.

(b)                                 Vacation.  Executive will be entitled to receive paid annual vacation in accordance with Company policy for other senior executive officers.  In no event will Executive receive less than twenty-five (25) days of paid vacation time per calendar year.

(c)                                  Perquisites.  Executive will receive Company perquisites on at least the same level as the Company’s other senior executive officers.

(d)                                 Security.  The Company will provide Executive with appropriate home security in accordance with standard market practice.

6.                                       Expenses.  The Company will reimburse Executive for reasonable travel, entertainment, and other expenses incurred by Executive in the furtherance of the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7.                                       Termination of Employment.  In the event Executive’s employment with the Company terminates for any reason, Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination, (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment, (c) pay for accrued but unused vacation that the Company is legally obligated to pay Executive, (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Executive, (e) unreimbursed business expenses required to be reimbursed to Executive, and (f) rights to indemnification Executive may have under the Company’s Articles of Incorporation, Bylaws, the Employment Agreement, or separate indemnification agreement, as applicable.  In addition, if the termination is by the Company without Cause, Executive will be entitled to the amounts and benefits specified in Section 8.

8.                                       Severance.

(a)                                  Termination Without Cause.  If Executive’s employment is terminated by the Company without Cause, then, subject to Section 9, Executive will be eligible to participate in the then existing Severance Program for Executives (the “Severance Program”), and will receive any “banked” amounts in the Long-Term Cash Performance Plan.  It is understood that the Severance Program is reviewed annually by the Committee.  In addition, and notwithstanding the terms of the Severance Program, if, (i) Executive’s duties and responsibilities as Chief Executive Officer of the Company are substantially reduced without his consent, or (ii) Executive is not reelected to the Board during the Employment Term, then Executive will be deemed to have been terminated without Cause.  Notwithstanding the foregoing, the amount of severance benefits received by Executive under this Section 8(a) will not exceed 2.99 times the sum of Executive’s Base Salary and bonus, unless such benefits are approved by the Company’s stockholders pursuant to the Company’s established policy.

(b)                                 Termination for Cause.  If Executive’s employment is terminated for Cause by the Company, then, except as provided in Section 7, (i) all further vesting of Executive’s outstanding equity awards will terminate immediately; (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately, and (iii) Executive will be eligible for severance benefits only in accordance with the Company’s then established plans, programs, and practices.

(c)                                  Other Termination Including due to Death or Disability.  If Executive’s employment terminates for any other reason, including but not limited to, by reason of death or Disability, then, except as provided in Section 7, (i) Executive’s outstanding equity awards will terminate in accordance with the terms and conditions of the applicable award agreement(s); (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately, and (iii) Executive will be entitled to receive benefits only in accordance with the Company’s then established plans, programs, and practices.

9.                                       Conditions to Receipt of Severance; No Duty to Mitigate.

(a)                                  Nondisparagement.  During the Employment Term and for the twelve (12) months thereafter, Executive will not knowingly disparage, criticize, or otherwise make any derogatory statements regarding the Company, its directors, or its officers.  The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.

(b)                                 Other Requirements.  Executive’s receipt of continued severance payments will be subject to Executive continuing to comply with the terms of the Confidential Information Agreement as amended by this Agreement.

(c)                                  No Duty to Mitigate.  Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

10.                                 Definitions.

(a)                                  Cause.  For purposes of this Agreement, “Cause” will have the same defined meaning as in the Severance Program.

(b)                                 Disability.  For purposes of this Agreement, Disability will mean Executive’s absence from his responsibilities with the Company on a full-time basis for 180 calendar days in any consecutive twelve (12) months period as a result of Executive’s mental or physical illness or injury.

11.                                 Indemnification.  Subject to applicable law, Executive will be provided indemnification to the maximum extent permitted by the Company’s bylaws and Certificate of Incorporation, including, if applicable, any directors and officers insurance policies, with such indemnification to be on terms determined by the Board or any of its committees, but on terms no less favorable than provided to any other Company executive officer or director and subject to the terms of any separate written indemnification agreement.

12.                                 Confidential Information.  Executive will execute the Company’s Agreement Regarding Confidential Information and Proprietary Developments appended hereto as Exhibit A (the “Confidential Information Agreement”).

13.                                 Assignment.  This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors, and legal representatives of Executive upon Executive’s death, and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.  None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution.  Any other attempted assignment, transfer, conveyance, or other disposition of Executive’s right to compensation or other benefits will be null and void.

14.                                 Notices.  All notices, requests, demands, and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent overnight by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Attn: Chairman of the HR/Compensation Committee
c/o Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA  94304

If to Executive:

at the last residential address known by the Company.

15.                                 Severability.  If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.

16.                                 Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Agreement, Executive’s employment by the Company, Executive’s service as an officer or director of the Company, or Executive’s compensation and benefits, their interpretation, and any of the matters herein released, will be subject to binding arbitration in Santa Clara, California before the Judicial Arbitration and Mediation Services, Inc. under the American Arbitration Association’s National Rules for the Resolution of Employment Disputes, supplemented by the California Rules of Civil Procedure.  The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.  The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.  This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the Confidential Information Agreement.

17.                                 Legal and Tax Expenses.  The Company will reimburse Executive for reasonable legal and tax advice expenses incurred by him in connection with the negotiation, preparation, and execution of this Agreement and the termination of his employment with the Current Employer.  In addition, in the event of a dispute relating to any provision of this Agreement following the Effective Date, the Company will reimburse Executive’s fees and expenses as incurred quarterly, including reasonable attorneys’ fees, in connection with such dispute, provided Executive prevails on at least one material issue in such dispute, or provided an arbitrator does not determine that Executive’s legal positions were frivolous or without legal foundation.  In the event Executive does not so prevail or in the event of such determination, Executive will repay to the Company any amounts previously reimbursed by it, and Executive will reimburse the Company for its fees and expenses, including reasonable attorneys’ fees, incurred in connection with the dispute.

18.                                 Integration.  This Agreement, together with the Confidential Information Agreement and the standard forms of equity award grant that describe Executive’s outstanding equity awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral.  No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and is signed by duly authorized representatives of the parties hereto.  In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Agreement.  Executive acknowledges that Executive is not subject to any contract, obligation or understanding (whether written or not), other than the obligations under Executive’s resignation letter with the Current Employer, that would in any way restrict the performance of Executive’s duties as set forth in this Agreement.

19.                                 Waiver of Breach.  The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

20.                                 Survival.  The Confidential Information Agreement, the Company’s and Executive’s responsibilities under Section 9 will survive the termination of this Agreement.

21.                                 Headings.  All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

22.                                 Tax Withholding.  All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

23.                                 Governing Law.  This Agreement will be governed by the laws of the State of California.

24.                                 Acknowledgment.  Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

25.                                 Counterparts.  This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

COMPANY:

HEWLETT-PACKARD COMPANY

/s/Patricia C. Dunn	Date: March 29, 2005
Patricia C. Dunn
Non-executive Chairman of the Board of Directors

EXECUTIVE:

/s/ Mark Hurd	Date: March 29, 2005
Mark Hurd

[SIGNATURE PAGE TO M. HURD EMPLOYMENT AGREEMENT]